NEWS RELEASE

DuPont Photomasks to Outsource Pellicle Supply

Initiative Aimed at Further Reducing Cost and Improving Productivity

ROUND ROCK, Texas — July 8, 2003 — DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced that it has signed a multi-year supply agreement with Micro Lithography, Inc. (MLI), whereby MLI will supply pellicles to DuPont Photomasks, assuring the company’s access to advanced pellicle capability and capacity.

The Company also announced it will begin ramping-down internal pellicle production at its Danbury, Connecticut facility immediately, ending production by September 2003. DuPont Photomasks’ global workforce will be reduced by 5 percent, or approximately 96 positions once completed. The transition is expected to be completed without any impact to DuPont Photomasks’ delivery of photomasks to its customers.

To account for the projected cost of the Danbury site closure and global workforce reduction, DuPont Photomasks will record after-tax charges in the first and second quarters of fiscal 2004 totaling between $1.7 million and $2.2 million, net of proceeds of $1.7 million from the sale of certain pellicle assets and technology. Included in the net charges will be employee severance and facility closure costs, and asset disposition charges. Approximately $0.7 million of the net charges will consist of non-cash items. This initiative is expected to be accretive in fiscal 2004 and the Company expects to recover the cash related costs by the end of fiscal 2004.

“After a thorough analysis of our pellicle operations, we’ve concluded that we can serve our customers more cost-effectively through outsourcing versus internal production,” said Marshall Turner, chairman and chief executive officer of DuPont Photomasks. “Our agreement with MLI is a mutually beneficial arrangement, as it allows each company to do what it does best. By outsourcing pellicle supply, DuPont Photomasks will better focus resources and capital on delivering microimaging solutions to customers through our core business of photomasks. We look forward to working more closely with MLI and our customers to ensure a smooth transition.”

Turner continued, “When it comes to our employees, decisions like this one are always very difficult to make. This initiative in no way reflects upon the commitment and dedication of the employees in Danbury. Rather, these are necessary steps that must be taken in order to improve productivity and reduce costs as we strive to return to profitability and strengthen our global competitive position.”

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“We are very pleased to further expand and enhance our relationship with DuPont Photomasks,” said Chris Yen, president and chief executive officer of Micro Lithography. “The long-term agreement enables us to continue providing advanced pellicle assemblies to one of the largest and most respected photomask manufacturers in the world.”

Pellicles

The pellicle assembly is composed of a thin transparent membrane adhered to a metal frame which seals off a photomask from particle contamination. The pellicle ensures the image quality of the pattern projected on a semiconductor wafer during photolithography. With the use of pellicles, semiconductor manufacturers can greatly improve or assure the wafer yield by significantly reducing the danger of particle contamination of the photomask.

Photomasks

A photomask is a high-purity quartz substrate covered with chrome or other material on which semiconductor circuit patterns are etched. During semiconductor production, the circuitry pattern on a photomask is transferred onto a silicon wafer using optical lithography systems. Semiconductors commonly have 20 to 35 layers and each layer requires a unique photomask.

About Micro Lithography, Inc.

Founded in 1981, privately held Micro Lithography, Inc. is an innovator in the pellicle manufacturing industry and a leading supplier of pellicles. Products include: large LCD pellicles, deep UV pellicles, and g-, h-, and i-line pellicles. Headquartered in Sunnyvale, CA Micro Lithography, Inc. maintains two technologically advanced production facilities strategically located in the US and Taiwan. Micro Lithography’s high-end facilities are equipped with modern CAD/CAM equipment for the production of frames and engineering parts and chemical labs for research and development efforts. With nearly two decades of innovation and customer support experience, Micro Lithography, Inc. can respond quickly to changing requirements in microlithographic technology and customer needs. Information about the Company can be found at www.mliusa.com.

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $342 million in fiscal 2002. Information about the Company can be found at www.photomask.com.

Company Contact:

Tom Blake

DuPont Photomasks, Inc.

Tel: (512) 310-6562

tom.blake@photomask.com

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FORWARD-LOOKING STATEMENTS: Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company’s strategy. Such forward-looking statements are generally accompanied by words such as “intend,” “may,” “plan,” “expect,” “believe,” “should,” “would,” “could,” “anticipate” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 9, 2002 and the Form 10-Q dated May 8, 2003: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events, or otherwise.

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